Exhibit 10.28

      EIGHTH AMENDMENT TO CONSULTING SERVICES AGREEMENT

     This Agreement, made and entered into and effective as of the 27th day of May, 1998 (the "Effective Date"), by and among John A. Urquhart, whose address is 111 Beach Road, Fairfield, Connecticut 06430 ("Consultant"), Enron Corp., a Delaware corporation ("Enron" or "Company"), and Enron Power Corp., a Delaware corporation ("EPC"), is an amendment to that certain Consulting Services Agreement entered into among the parties and effective as of the first day of August, 1991.

     WHEREAS, the parties desire to amend the Consulting
Services Agreement;

     NOW, THEREFORE, in consideration of the Consultant's continued engagement with Company and of the covenants contained herein, the parties agree as follows:

     1. Paragraph (2)A is amended by deleting the following language:

               "The Company reserves the right to change
               Consultant's title from Vice Chairman of the Board of Enron to some other mutually agreed upon title. Consultant's failure to consent to any title change will not trigger the termination provisions of Paragraph (15)."

     2. Paragraph (2)A is amended by adding the following language:

               "The Company reserves the right to change
               Consultant's title from Senior Advisor to the Chairman of the Board of Enron to some other mutually agreed upon title. Consultant's failure to consent to any title change will not trigger the termination provisions of Paragraph (15)."

     This Agreement is the eighth amendment to the Consulting Services Agreement as previously amended, and the parties agree that all other terms, conditions and stipulations contained in said Consulting Services Agreement and the previous amendments thereto shall remain in full force and effect and without any change or modification, except as provided herein.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                         JOHN A. URQUHART

                         JOHN A. URQUHART



ENRON CORP.                   ENRON POWER CORP.

JEFFREY K. SKILLING           PEGGY B. MENCHACA
Title:                        Title: Vice President & Secretary